EXHIBIT 1.1

Syneos Health, Inc.

Class A Common Stock

Underwriting Agreement

September 15, 2020

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, New York 10014

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Syneos Health, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Goldman Sachs & Co. LLC (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) as set forth in Schedule I hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) an aggregate of 7,000,000 shares (the “Shares”) of Class A Common Stock, par value $0.01 (“Stock”) of the Company. Subject to the sale of the Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed herein to purchase from the Underwriters (the “Share Repurchase”), an aggregate of 506,244 shares of the Shares (the “Repurchase Shares”) pursuant to Section 2 of this Agreement.

1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

(i)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-228559) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, became effective on filing and any post-effective amendments thereto either became effective on filing or have been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented, including by means of the free writing prospectus filed pursuant to Rule 433 under the Act on the date hereof, immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iii)    For the purposes of this Agreement, the “Applicable Time” is 4:35 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not

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include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(iv)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S–3; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi)    The Registration Statement conforms, at the time it became effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(vii)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or interference with its

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business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the business, financial position or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus (any such change or event, a “Material Adverse Effect”);

(viii)    Each of the Company and its subsidiaries owns or leases all real properties as are necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect;

(ix)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under each of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and each significant subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(x)    The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi)    The consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or (iii) will not result in any violations any statute or any order, rule or regulation of any court or

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governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii) for such conflicts, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)    Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for such defaults that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(xiii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xiv)    Other than as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings, actions or suits pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject except such proceedings, actions or suits that would not reasonably be expected to have a Material Adverse Effect, or affect the power or ability of the Company to perform its obligations under this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the Company’s knowledge, is threatened or imminent;

(xv)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xvi)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xvii)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

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(xviii)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xix)    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xx)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and the Company’s internal control over financial reporting is effective and the Company has no actual knowledge of any “material weaknesses” (as defined in the standards established by the U.S. Public Accounting Oversight Board) in its internal control over financial reporting;

(xxi)    This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)    None of the Company any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxiii)    The operations of the Company and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

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(xxiv)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv)    The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit except which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect;

(xxvi)    The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, except as would not reasonably be expected to have a Material Adverse Effect;

(xxvii)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required under Environmental Laws, and having made all filings and provided all financial assurances and notices, required of the Company or its subsidiaries for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority or person that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, which allegations remain outstanding; (iii) there is no pending, or, to the Company’s actual knowledge, threatened in writing claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, in each case, by any person or entity alleging actual or potential liability on

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the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) to the Company’s actual knowledge, no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the Company’s actual knowledge, there are no past or present conditions, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources, including wetlands, flora and fauna. “Environmental Laws” means, to the extent applicable, the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (but only to the extent relating to the Release or threat of Release of Materials of Environmental Concern). “Materials of Environmental Concern” means any substance, material, or waste classified, characterized or regulated as hazardous, toxic or a pollutant or contaminant under any Environmental Law, including without limitation petroleum and petroleum products. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

(xxviii)    Any third party statistical and market-related data included in a Registration Statement, a Pricing Prospectus or the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate;

(xxix)    The Company, together with its subsidiaries, have filed all necessary federal, state, provincial and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment levied against any of them other than those being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles in the United States (“GAAP”), in each case except as would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements included in the Pricing Prospectus in respect of all federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, in each case except as would not reasonably be expected to have a Material Adverse Effect;

(xxx)    Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism

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and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect;

(xxxi)    Except as would not result, individually or in the aggregate, in Material Adverse Effect, (i) the Company, and its subsidiaries and any “employee benefit plan” (as defined under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA)” which term, as used herein, includes the regulations and published interpretations thereunder), excluding any “employee benefit plan” subject to Title IV of ERISA, established or maintained by the Company and its subsidiaries are in compliance with ERISA, (ii) no “reportable event” (as described under Section 4043(c) of ERISA) for which notice has not been waived has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no failure to satisfy the minimum funding standard under Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; and (iv) neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” subject to Title IV of ERISA or (B) Sections 412, 4971, or 4975 of the Code with respect to any “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to result in a Material Adverse Effect, each “employee benefit plan” established or maintained by the company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period and, to the knowledge of the Company, nothing has occurred since the date of such determination, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any corporation or trade or business that, together with the Company or a subsidiary of the Company, is treated as a “single employer” under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code” which term, as used herein, includes the regulations and published interpretations thereunder);

(xxxii)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, or foreign equivalents, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union organization attempts with respect to the employees of the Company or any of its subsidiaries are pending and, to the Company’s knowledge, no union organizing activities are taking place; and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in hiring, promotion or pay of employees of the Company or any of its subsidiaries or of any applicable wage or hour laws;

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(xxxiii)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business , including, without limitation, all such licenses, certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services, the European Medicines Agency or any other applicable state, federal or foreign agencies or bodies engaged in the regulation of drugs or medical devices (including diagnostics), and (ii) the Company and its subsidiaries have not received any written notice relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit;

(xxxiv)    Except as would not reasonably be expected to have a Material Adverse Effect, none of the Company, its subsidiaries or their respective directors, officers, employees, agents, contractors or licensees (if any), is in violation of any applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the regulations promulgated thereunder; (ii) all federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7 of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) the Administrative Simplification provisions of HIPAA (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers or information related to health or medical records; (v) the U.S. Controlled Substances Act and the regulations promulgated thereunder; (vi) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (vii) the Clinical Laboratory Improvement Act and the regulations promulgated thereunder, and (viii) any amendments to such laws and all other applicable health care laws and regulations, in any jurisdiction, as well as contractual agreements mandated by such laws. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or other governmental or regulatory authority or third party alleging that any services, products, operations or activities of the Company or any of its subsidiaries is in material violation of any Health Care Laws nor, to the knowledge of the Company or its subsidiaries, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, its subsidiaries or their respective employees, officers, directors, agents, contractors has

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been excluded, suspended or debarred from participation in any federal health care program or disqualified or restricted under the Health Care Laws or is subject to or has been threatened in writing with an inquiry, investigation, proceeding, or other similar matter that would subject the Company, any of its subsidiaries, or any of their respective employees, officers, directors, agents or contractors, to exclusion, suspension, debarment, disqualification or restriction.

(xxxv)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and each of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and each of its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b)    Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or other similar organization documents of such Selling Stockholder if such Selling Stockholder is not a natural person, corporation or partnership or (C) result in any

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violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholders or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this agreement;

(iii)    Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have valid and unencumbered title to the Shares to be sold by such Selling Stockholder hereunder at the Time of Delivery; and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the several Underwriters. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto;

(v)    Such Selling Stockholder has not taken and will not take, prior to the completion of its participation in the offering at its closing, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 of Form S-3 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement

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of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made,) not misleading;

(vii)    Such Selling Stockholder has delivered or will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) together with all required attachments to such form; and

(viii)    Each Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.    Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $59.26 (provided that the amount paid in cash as applicable to each such Selling Stockholder shall be reduced by the amount of withholding taxes determined to be applicable by the Underwriters, in their sole discretion, or the Company), the number of Shares (to be adjusted so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder. Subject to the sale of the Shares by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, an aggregate of 506,244 shares at the purchase price per share set forth above in this Section 2.

3.    The several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders party hereto at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York time, on September 17, 2020 or such other time and date as the Underwriters, the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

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(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated bylaw or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or
15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

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(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction;

(e)    On the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

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(g)    (i) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs and Morgan Stanley; provided, however, that the restrictions in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) the Shares to be issued upon the conversion or exchange of any convertible or exchangeable securities outstanding as of the date of this Agreement; (C) Shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares of Stock pursuant to any employee stock plan, incurrence plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the Applicable Time; (D) the issuance of any other securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Disclosure Package; (E) the pledge of any shares of the capital stock of any subsidiaries of the Company in connection with the incurrence of any new or refinanced indebtedness and (F) the issuance of up to 5.0% of the outstanding shares of Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity; provided that each recipient of any shares of Stock issued or sold pursuant to either clauses (E) or (F) above executes and delivers to the Underwriters prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(j) of this Agreement; and

(h)    To use its reasonable best efforts to list or maintain the listing of the Shares for trading on the Nasdaq Global Select Market (the “Exchange”).

(i)    The Company and the Selling Stockholders will deliver to the Underwriters (or their respective agents), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriters may reasonably request in connection with the verification of the foregoing certification.

6.    (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

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(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3.

7.    The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, Selling Stockholders’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided that the reasonable fees of counsel for the Underwriters relating to subclauses (iii) and (v) of this Section 7 shall not exceed $30,000 in the aggregate; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) such Selling Stockholder will pay or cause to be paid costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section or otherwise agreed with the Company, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with the preceding sentence, Goldman Sachs and Morgan Stanley agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman Sachs and Morgan Stanley for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling

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Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Latham & Watkins LLP, counsel for the Company, shall have furnished to the Underwriters its written opinion (a form of such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you and Jonathan Olefson, in-house counsel for the Company, shall have furnished to the Underwriters his written opinion (a form of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(d)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to the Underwriters its written opinion (forms of such opinions are attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you relating to the Company;

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(f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Jason Meggs, Chief Financial Officer of the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you relating to the Company;

(g)    (i) The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)    The Shares to be sold at the Time of Delivery shall have been duly listed on the Exchange;

(k)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

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(m)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8.

9.    (a) The Company will indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter or by any Selling Stockholder expressly for use therein, it being understood that in the case of the Selling Stockholders, such information is limited to information provided in preparation of the answers to Item 7 of Form S-3.

(b)    Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein in the preparation of the answers to Item 7 of Form S-3; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the gross proceeds (after deducting underwriting discounts and commissions, but before giving effect to expenses) from the sale of Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Gross Proceeds”).

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(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such

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proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Gross Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)    (i) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; (ii) the obligations of each Selling Stockholder under this Section 9 shall be in addition to any liability which such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and (iii) the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

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10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at the Time of Delivery, the Underwriters may in their discretion arrange for the Underwriters or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Underwriters that it has so arranged for the purchase of such Shares, the Underwriters or the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any

23

controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282 and Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282 and Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

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15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    (a) The Company and each of the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

(b)    Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the purchase price set forth in Section 2 herein, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document

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to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

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Very truly yours,

SYNEOS HEALTH, INC.

By:	/s/ Jason Meggs
Name: Jason Meggs
Title: Chief Financial Officer

[Signature Page – Underwriting Agreement]

THOMAS H. LEE EQUITY FUND VII, L.P.
THOMAS H. LEE PARALLEL FUND VII, L.P.
THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.
THL EXECUTIVE FUND VII, L.P.
THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

By: THL Equity Advisors VII, LLC, its General Partner
By: Thomas H. Lee Partners, L.P., its Sole Member
By: Thomas H. Lee Advisors, LLC, its General Partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Todd M. Abbrecht
Name: Todd Abbrecht
Title: Managing Director

THL FUND VII COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P., its General Partner
By: Thomas H. Lee Advisors, LLC, its General Partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Todd M. Abbrecht
Name: Todd Abbrecht
Title: Managing Director

THL MANAGERS VII, LLC

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

[Signature Page – Underwriting Agreement]

THOMAS H. LEE EQUITY FUND VI (2019), L.P.

By: THL Equity Advisors VI (2019), LLC, its General Partner
By: Thomas H. Lee Partners, L.P., its Sole Member
By: Thomas H. Lee Advisors, LLC, its General Partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL FUND VI (2019) COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P., its General Partner
By: Thomas H. Lee Advisors, LLC, its General Partner
By: THL Holdco, LLC, its Managing Member

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL MANAGERS VI, LLC

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

THL MANAGERS VII, LLC

By:	/s/ Todd M. Abbrecht
Name: Todd M. Abbrecht
Title: Managing Director

DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

By: Double Eagle GP, LLC, its General Partner
By: Advent International Corporation, its Sole Member

By:	/s/ Michael Ristaino
Name: Michael Ristaino
Title: Vice President of Finance – Fund Administration

[Signature Page – Underwriting Agreement]

ADVENT INTERNATIONAL GPE VIII-C LIMITED PARTNERSHIP

By: GPE VIII GP (Delaware) Limited Partnership,
Its General Partner
By: Advent International GPE VIII, LLC, its General Partner
By: Advent International Corporation, its Manager

By:	/s/ Michael Ristaino
Name: Michael Ristaino
Title: Vice President of Finance – Fund Administration

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood
Title: Authorized Signatory

MORGAN STANLEY & CO. LLC

By:	/s/ Kalli Dircks
Name: Kalli Dircks
Title: Authorized Signatory

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriters	Total Number of Shares to be Purchased
Goldman Sachs & Co. LLC	3,500,000
Morgan Stanley & Co. LLC	3,500,000

Total	7,000,000

SCHEDULE II

Total Number of Shares to be Sold
The Selling Stockholders:
Thomas H. Lee Equity Fund VII, L.P. (a)	240,169
Thomas H. Lee Parallel Fund VII, L.P. (a)	189,503
Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (b)	253,994
THL Executive Fund VII, L.P. (a)	21,052
THL Fund VII Coinvestment Partners, L.P. (a)	36,626
THL Equity Fund VII Investors (inVentiv), L.P. (a)	1,566,706
Thomas H. Lee Equity Fund VI (2019), L.P. (a)	899,437
THL Fund VI (2019) Coinvestment Partners, L.P. (a)	25,500
THL Managers VI, LLC (a)	529
THL Managers VII, LLC (a)	203
Advent International GPE VIII-C Limited Partnership (c)	64,358
Double Eagle Investor Holdings, L.P. (a)	3,701,923

Total	7,000,000

(a)	This Selling Stockholder is represented by Weil, Gotshal & Manges LLP, 767 5th Avenue, New York, NY 10153.
(b)	This Selling Stockholder is represented by Walkers (Cayman), 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.
(c)	This Selling Stockholder is represented by Bonn Steichen & Partners, 2, rue Peternelchen, Immeuble C2, L-2370 Howald, Luxembourg.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)	Additional documents incorporated by reference

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The Selling Stockholders are selling 7,000,000 Shares.

The price to the public is $59.75.

SCHEDULE IV

Name of Stockholder

TODD ABBRECHT

THOMAS ALLEN

BERNADETTE M. CONNAUGHTON

JOHN M. DINEEN

LINDA A. HARTY

WILLIAM E. KLITGAARD

ALISTAIR MACDONALD

JOHN MALDONADO

KENNETH F. MEYERS

MATTHEW E. MONAGHAN

JOSHUA M. NELSON

PAUL COLVIN

MICHELLE KEEFE

JASON MEGGS

JONATHAN OLEFSON

ROBERT PARKS

THOMAS H. LEE EQUITY FUND VII, L.P.

THOMAS H. LEE PARALLEL FUND VII, L.P.

THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.

THL EXECUTIVE FUND VII, L.P.

THL FUND VII COINVESTMENT PARTNERS, L.P.

THL EQUITY FUND VII INVESTORS (INVENTIV), L.P.

THOMAS H. LEE EQUITY FUND VI (2019), L.P.

THL FUND VI (2019) COINVESTMENT PARTNERS, L.P.

THL MANAGERS VI, LLC

THL MANAGERS VII, LLC

DOUBLE EAGLE INVESTOR HOLDINGS, L.P.

ADVENT INTERNATIONAL GPE VIII-C LIMITED PARTNERSHIP

ANNEX II(a)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES
September [ 🌑 ], 2020 [ 🌑 ] Re: Syneos Health, Inc. Ladies and Gentlemen:	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

We have acted as special counsel to Syneos Health, Inc., a Delaware corporation (the “Company”), in connection with the sale to you by the Selling Stockholders (as defined below) of [ 🌑 ] shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 27, 2018 (Registration No. 333-228559) (as so filed and as amended, the “Registration Statement”), a base prospectus dated November 27, 2018 (the “Base Prospectus”), the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (the “Specified IFWP”), a prospectus supplement dated September [ 🌑 ], 2020 filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated September [ 🌑 ], 2020 among you, the selling stockholders named therein (the “Selling Stockholders”) and the Company (the “Underwriting Agreement”). The reports and proxy and registration statements filed by the Company with the Commission and incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Base Prospectus, or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 8(c) of the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)    the Underwriting Agreement, the Registration Statement, the Base Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents;

(b)    the agreements listed in Exhibit A hereto (the “Specified Agreements”); and

(c)    the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company (together with the Certificate of Incorporation, the “Company Governing Documents”) and certain resolutions of the Board of Directors of the Company.

September [●], 2020

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company, the Selling Stockholders and others, including the representations and warranties of the Company and the Selling Stockholders in the Underwriting Agreement. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

We are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and in numbered paragraphs 1, 2, 3(i), 3(iii), 3(iv) and 6 of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Underwriting Agreement or the legal or regulatory status of any of their affiliates.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.    The Company is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Base Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.    The Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable.

3.    The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

4.    The execution and delivery of the Underwriting Agreement by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i)    violate the provisions of the Company Governing Documents; or

(ii)    result in the breach of or a default under any of the Specified Agreements; or

(iii)    violate any federal or New York State statute, rule or regulation applicable to the Company or violate the DGCL; or

2

September [●], 2020

(iv)    require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York State statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

5.    The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, at 9:00 a.m. New York City time, on September [ 🌑 ], 2020, as of such time we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.

6.    The Registration Statement at September [ 🌑 ], 2020, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7.    The statements in the Base Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Class A Common Stock and Class B Common Stock, and insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the DGCL, as applicable, referred to therein, are accurate descriptions or summaries in all material respects.

8.    The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Our opinions are subject to:

(a)    the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors,

(b)    the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought.

(c)    We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 4, 5, and 7 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin

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September [●], 2020

regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering and anti-terrorism laws, and laws governing foreign investments in the United States (without limiting other laws or rules excluded by customary practice).

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency, and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

This letter is furnished only to you in your capacity as underwriter under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

DRAFT

4

EXHIBIT A

SPECIFIED AGREEMENTS

1.

Second Supplemental Indenture, dated as of August 7, 2017, among INC Research Holdings, Inc., inVentiv Health, Inc., inVentiv Health Clinical, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee

2.	Indenture, dated as of October 14, 2016, among Double Eagle Acquisition Sub, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

3.	Triangle Acquisition Holdings, Inc. 2010 Equity Incentive Plan.

4.	Amendment No. 1 to INC Research Holdings, Inc. 2010 Equity Incentive Plan.

5.	Amendment No. 2 to INC Research Holdings, Inc. 2010 Equity Incentive Plan.

6.	Form of Nonqualified Stock Option Award Agreement under INC Research Holdings, Inc. 2010 Equity Incentive Plan.

7.	Form of 2010 Equity Incentive Plan Stock Option Adjustment Letter.

8.	Form of 2010 Equity Incentive Plan Stock Option Amendment Letter.

9.	INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

10.	Form of Stock Option Award Agreement for U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

11.	Form of Restricted Stock Award Agreement under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

12.	Form of Stock Option Award Agreement for Non-U.S. Participant under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

13.	Form of Stock Option Award Agreement for U.S. Executives under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

14.	Form of Stock Option Award Agreement for Non-U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

15.	Form of Stock Option Award Agreement for U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

16.	Form of Restricted Stock Unit Award Agreement for U.S. Executives under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

17.	Form of Restricted Stock Unit Award Agreement for Non-U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

18.	Form of Restricted Stock Unit Award Agreement for U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

19.	Form of Performance Restricted Stock Unit Award Agreement for U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

20.	Form of Performance Restricted Stock Unit Award Agreement for Non-U.S. Participants under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

21.	Form of Global Restricted Stock Unit Award Agreement under INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

22.	Form of Global Performance Restricted Stock Unit Award Agreement under INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

23.	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

24.	Form of Restricted Stock Unit Award Agreement under INC Research Holdings, Inc. 2014 Equity Incentive Plan.

25.	Form of Performance-Based Restricted Stock Unit Award Agreement under the INC Research Holdings, Inc. 2014 Equity Incentive Plan.

26.	Form of Global Restricted Stock Unit Award Agreement under the INC Research Holdings, Inc. 2014 Equity Incentive Plan for the Chief Executive Officer.

27.	Form of Global Restricted Stock Unit Award Agreement under the INC Research Holdings, Inc. 2014 Equity Incentive Plan for the Chief Financial Officer.

28.	Management Incentive Plan.

29.	Letter Agreement, by and between INC Research Holdings, Inc. and Alistair Macdonald, dated July 27, 2016.

30.	Voting Agreement, dated as of May 10, 2017, by and among Double Eagle Parent, Inc., INC Research Holdings, Inc. and Thomas H. Lee Partners, L.P.

31.	Voting Agreement, dated as of May 10, 2017, by and among Double Eagle Parent, Inc., INC Research Holdings, Inc. and Advent International Corporation.

32.	Stockholders’ Agreement, dated as of May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

33.	Stockholders’ Agreement, dated as of May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

34.

Credit Agreement, dated as of August 1, 2017, among INC Research Holdings, Inc., the Administrative Borrower, other Borrowers party thereto, the financial institution party thereto as lenders party thereto, Credit Suisse AG, as Administrative Agent, and each of the other parties as Joint Lead Arrangers and Joint Bookrunners party thereto.

35.

Amendment No. 1 to the Credit Agreement, dated as of May 4, 2018, among Syneos Health, Inc., the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, and each of the other parties thereto.

36.

Amendment No. 2 to the Credit Agreement, dated as of March 26, 2019, among the Company, the lenders party thereto, JPMorgan Chase Bank N.A., as Administrative Agent, and each of the other parties thereto.

37.	Double Eagle Parent, Inc. 2016 Omnibus Equity Incentive Plan.

38.	Syneos Health, Inc. 2018 Equity Incentive Plan.

39.	Form of Global Restricted Stock Unit Award Agreement under Syneos Health, Inc. 2018 Equity Incentive Plan.

40.	Form of Global Performance Restricted Stock Unit Award Agreement under Syneos Health, Inc. 2018 Equity Incentive Plan.

41.	Syneos Health, Inc. 2016 Employee Stock Purchase Plan (as Amended and Restated).

42.	Purchase and Sale Agreement dated June 29, 2018 among various entities listed on Schedule I thereto, as originators, INC Research, LLC, as servicer, and Syneos Health Receivables LLC, as buyer.

43.

Receivables Financing Agreement, dated June 29, 2018 among Syneos Health Receivables, LLC, as borrower, PNC Bank, National Association, as administrative agent, INC Research, LLC, as initial servicer, PNC Capital Markets LLC, as structuring agent and the additional persons from time to time party thereto, as lenders.

44.

First Amendment to the Receivables Financing Agreement, dated August 1, 2018 among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and INC Research, LLC, as initial servicer.

45.

Second Amendment to the Receivables Financing Agreement, dated August 29, 2018 among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and INC Research, LLC, as initial servicer.

46.

Third Amendment to the Receivables Financing Agreement, dated October 25, 2018 among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and INC Research, LLC, as initial servicer.

47.

Fourth Amendment to the Receivables Financing Agreement, dated January 2, 2019, among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and Syneos Health, LLC as initial servicer.

48.

Fifth Amendment to the Receivables Financing Agreement, dated July 25, 2019, among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and Syneos Health, LLC as initial servicer.

49.

Sixth Amendment to the Receivables Financing Agreement, dated September 30, 2019, among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender and Syneos Health, LLC as initial servicer.

50.

Omnibus Amendment, dated January 31, 2020, that is the Third Amendment to the Purchase and Sale Agreement and the Seventh Amendment to the Receivables Financing Agreement, among Syneos Health Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent and as lender, Syneos Health, LLC as the servicer and as a Remaining Originator, inVentiv Health Clinical, LLC as a released originator, and inVentiv Commercial Services, LLC as a remaining originator.

ANNEX II(b)

FORM OF OPINION OF

IN-HOUSE COUNSEL FOR THE COMPANY

1030 Sync Street  |  Morrisville, NC 27560

September [ 🌑 ], 2020

[ 🌑 ]

Ladies and Gentlemen:

I am the General Counsel and Corporate Secretary of Syneos Health, Inc., a Delaware corporation (the “Company”), and have acted in such capacity in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the underwriting agreement, dated September [ 🌑 ], 2020 (the “Agreement”), among the Company, the Selling Stockholders named therein, and [ 🌑 ] [ and [ 🌑 ]] (the “Underwriters”), relating to the offering (the “Offering”) by the Selling Stockholders of [ 🌑 ] shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”). This opinion is being rendered to you pursuant to Section 8(c) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein have the meanings given to them in the Agreement.

In so acting, I have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement, (ii) the Company’s registration statement on Form S-3ASR (File No. 333-228559) originally filed with the Securities and Exchange Commission (the “Commission”) on November 27, 2018 (the “Registration Statement”), (iii) the prospectus, dated November 27, 2018 (the “Base Prospectus”), (iv) the document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 and Rule 405 under the Act) and that is described on Exhibit A hereto (the “Specified IFWP”) and (v) the prospectus supplement, dated September [ 🌑 ], 2020, filed pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”, and taken together with the Base Prospectus, the “Prospectus”), each relating to the Offering. I refer to the Base Prospectus and the Specified IFWP, taken together with the pricing information set forth in Schedule III(c) to the Agreement, as the “Pricing Disclosure Package.”

I also have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As used herein, “to my knowledge” means the conscious awareness of facts or other information.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

To my knowledge and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Agreement or the performance by the Company of its obligations thereunder.

© 2020 All rights reserved | Confidential | For Syneos Health® use only	10

The opinion expressed herein is rendered solely for the benefit of the Underwriter[s] in connection with the transactions described herein. The opinion may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

[Signature Page Follows]

© 2020 All rights reserved | Confidential | For Syneos Health® use only	11

Very truly yours,

Jonathan Olefson General Counsel and Corporate Secretary

[Signature page to General Counsel Opinion]

© 2020 All rights reserved | Confidential | For Syneos Health® use only	12

1030 Sync Street | Morrisville, NC 27560

EXHIBIT A

Free Writing Prospectus filed by the Company with the Commission on September [●], 2020.

© 2020 All rights reserved | Confidential | For Syneos Health® use only	13

ANNEX II(c)

FORMS OF OPINION OF

COUNSEL FOR THE SELLING STOCKHOLDERS

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

September [●], 2020

[●]

Ladies and Gentlemen:

We have acted as counsel to Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., THL Executive Fund VII, L.P., THL Fund VII Coinvestment Partners, L.P., THL Equity Fund VII Investors (inVentiv), L.P., Thomas H. Lee Equity Fund VI (2019), L.P., Thomas H. Lee Equity Fund VI (2019), L.P., THL Fund VI (2019) Coinvestment Partners, L.P., THL Managers VI, LLC, THL Managers VII, LLC and Double Eagle Investor Holdings, L.P. (collectively, the “Opinion Parties” and each an “Opinion Party”) and Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and Advent International GPE VIII – C Limited Partnership (the “Non-Opinion Parties” and, together with the Opinion Parties, the “Selling Stockholders”) in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement, dated as of September [●], 2020 (the “Agreement”), by and among Syneos Health, Inc., a Delaware corporation (the “Company”), the Selling Stockholders and [●] (the “Underwriter[s]”), relating to the offering (the “Offering”) of [●] shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), to be sold by the Selling Stockholders. This opinion is being rendered to you at the request of the Selling Stockholders pursuant to Section 8(d) of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Agreement, (ii) the Company’s registration statement on Form S-3 (File No. 333-228559) originally filed with the Securities and Exchange Commission on November 27, 2018 (the “Registration Statement”) and (iii) the prospectus supplement, including the documents incorporated by reference therein, dated September [●], 2020, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, each relating to the Offering. We also have examined originals or copies (certified or otherwise identified to our satisfaction) of such limited partnership or limited liability company agreements, records, documents and other instruments, and such certificates or comparable documents of public officials and members, general partners, officers and representatives of each Selling Stockholder, as applicable, and have made such inquiries of such members, general partners, officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of members, general partners, officers or representatives of each Selling Stockholder, as applicable, and upon the representations and warranties of each Selling Stockholder contained in the Agreement. We have also assumed (i) the valid existence of the Non-Opinion Parties, (ii) that the Non-Opinion Parties have the requisite power and authority to enter into and perform its obligations under the Agreement and (iii) the due and valid authorization of the Agreement by Non-Opinion Parties.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.    No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware (to the extent applicable to the Opinion Parties under the Delaware Revised Uniform Limited Partnership Act or Delaware Limited Liability Company Act,) or federal governmental authority is required in connection with the execution and delivery by each Selling Stockholder of the Agreement, the consummation by such Selling Stockholder of the transactions contemplated thereby or the performance by such Selling Stockholder of its obligations thereunder, except for (i) filings and other actions required pursuant to federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and (ii) those already obtained.

2.    The execution and delivery by each Opinion Party of the Agreement and the performance by such Opinion Party of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the limited partnership agreement or limited liability company agreement of such Opinion Party, as applicable or (ii) the Delaware Revised Uniform Limited Partnership Act or Delaware Limited Liability Company Act, as applicable.

3.    The execution and delivery by each Selling Stockholder of the Agreement and the performance by such Selling Stockholder of its obligations thereunder will not conflict with, constitute a default under or violate the laws of the State of New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

4.    The execution, delivery and performance of the Agreement by the Opinion Parties has been duly authorized by all necessary limited partnership or limited liability company action, as applicable on the part of each such Opinion Party.

5.    The Agreement has been duly and validly executed and delivered by each Selling Stockholder (insofar as such execution and delivery are governed by the laws of the State of New York).

6.    Assuming that the Underwriter[s] acquire the Shares being sold to them by the Selling Stockholders pursuant to the Agreement (the “Selling Stockholder Shares”) without notice of an adverse claim thereto, upon (a)(i) indication by The Depository Trust Company (“DTC”) by book entry that the Selling Stockholder Shares have been credited to the Underwriter[s]’[s] securities accounts at DTC or (ii) DTC’s acquisition of the Selling Stockholder Shares for the Underwriter[s] and acceptance of the Selling Stockholder Shares for the Underwriter[s]’[s] securities account and (b) payment therefor in accordance with the terms of the Agreement, (y) the Underwriter[s] will acquire a valid security entitlement in respect of the Selling Stockholder Shares and (z) no action based on an adverse claim may be validly asserted against the Underwriter[s] with respect to such security entitlement. For purposes of this Paragraph, the terms “adverse claim,” “notice of an adverse claim,” “securities account” and “security entitlement” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-105, 8-501 and 8-102(a)(17) of the Uniform Commercial Code in effect in the State of New York.

The opinions expressed herein are limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

[Date] 2020	Our Ref: RDL/ka/T-165275

[Underwriters] [Address]

Dear Sir or Madam

THOMAS H. LEE PARALLEL (CAYMAN) FUND VII, L.P.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Document (as defined in Schedule 1) being entered into by THL Equity Advisors VII, LLC (the “Company”) as general partner of Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (the ”Partnership”), a Cayman Islands Exempted Limited Partnership. The limited partners from time to time of the Partnership are collectively referred to in this opinion as the “Limited Partners”. References to the Partnership in this opinion shall be deemed to be references to the Company acting in its capacity as general partner of the Partnership, except where the context otherwise requires.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Document nor upon matters of fact or the commercial terms of the transactions contemplated by the Document.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Partnership is an exempted limited partnership duly formed, registered and validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

2.	Based solely upon our review of the Partnership Records (as defined in Schedule 1) the general partner of the Partnership is the Company.

3.	The Company is registered as a foreign company and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

4.

Assuming the same to be so as a matter of the laws of the US State of Delaware and all other relevant laws (other than the laws of the Cayman Islands): the Company has full corporate power and authority to execute and deliver the Document and to perform its obligations under the Document on its own account or as general partner of the Partnership (as the case may be).

5.

Assuming the same to be so as a matter of the laws of the US State of Delaware and all other relevant laws (other than the laws of the Cayman Islands): the Document has been duly authorised and executed by the Company and, when delivered by the Company as general partner of the Partnership will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

6.

The execution, delivery and performance of the Document by the Company, on its own account or as general partner of the Partnership (as the case may be) and the consummation of the transactions contemplated thereby, including, without limitation, the sale of any shares contemplated thereby, and the compliance by the Company and the Partnership with the terms and provisions thereof do not:

(a)	contravene any law, or public rule or regulation of the Cayman Islands applicable to the Company or the Partnership which is currently in force; or

(b)	contravene the Partnership Agreement (as defined in Schedule 1).

7.	Neither:

(a)	the execution, delivery or performance of the Document; nor

(b)	the consummation or performance of any of the transactions contemplated thereby by the Partnership,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Cayman Islands governmental or judicial authority or agency.

8.

The law chosen in the Document to govern its interpretation would be upheld as a valid choice of law in any action on the Document in the courts of the Cayman Islands (the “Courts” and each a “Court”).

9.	Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Document or on any payment to be made by the Partnership or any other person pursuant to the Document. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

10.

None of the parties to the Document is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Document.

11.

A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the “Grand Court”), where the judgment:

(a)	is final and conclusive;

(b)	is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

(c)

is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)	was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

12.

It is not necessary under the laws of the Cayman Islands that the Document be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity or enforceability of the Document.

13.	It is not necessary under the laws of the Cayman Islands:

(a)	in order to enable any party to the Document to enforce their rights under the Document; or

(b)	solely by reason of the execution, delivery and performance of the Document,

that any party to the Document should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

14.

To the extent that the Document contains a provision pursuant to which the Company agrees as general partner of the Partnership to submit to the jurisdiction of the courts specified therein, assuming the same to be so as a matter of the laws of the US State of Delaware, the Company and/or the Partnership has executed an effective submission to the jurisdiction of such courts in such capacities.

15.

Based solely upon our examination of the Court Register (as defined in Schedule 1) we confirm that at the Search Time (as defined in Schedule 1) there are no actions, suits or proceedings pending against the Partnership before the Grand Court and no steps have been, or are being, taken compulsorily to wind up the Partnership.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Walkers

Walkers	Page 5

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Registration as a foreign company of the Company dated 26 February 2014.

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on the date hereof.

3.

The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), as at 9.00am Cayman Islands time on the date hereof (the “Search Time”).

4.

A Certificate of Good Standing dated [Date] 2020 in respect of the Company issued by the Registrar and a Certificate of Good Standing dated [Date] 2020 in respect of the Partnership issued by the Registrar of Exempted Limited Partnerships in the Cayman Islands (together the “Certificates of Good Standing”).

5.	Copies of the following:

(a)	the executed Amended and Restated Exempted Limited Partnership Agreement dated 26 September 2014 between the Company and the limited partners listed therein; and

(b)	Consents to Amendment dated 28 January 2015 and 29 May 2015, respectively,

(together, the “Partnership Agreement”).

6.

The Certificate of Registration of the Partnership dated 8 August 2014 issued by the Registrar of Exempted Limited Partnerships, Section 9 Statement dated 8 August 2014 and Section 10 Statement dated 29 September 2014 (together the “Partnership Records”).

7.	A copy of the executed Underwriting Agreement by and among Syneos Health, Inc., [the Underwriters] and the Selling Stockholders (including the Partnership) dated [Date] 2020 (the “Document”).

Walkers	Page 6

SCHEDULE 2

ASSUMPTIONS

1.

There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Document and, insofar as any obligation expressed to be incurred under the Document is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Document is within the capacity and power, and has been or will be duly authorised, executed and delivered by, each of the parties thereto including the Company (but excluding the Partnership).

3.

The Document constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

4.	The Company is a limited liability company duly incorporated, validly existing and is in good standing under the US State of Delaware law.

5.

The choice of the laws of the jurisdiction selected to govern the Document has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

6.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Document outside the Cayman Islands to ensure the legality, validity and enforceability of the Document have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

7.	All conditions precedent, if any, contained in the Document have been or will be satisfied or waived.

8.

The Company and the Partnership were each on the date of execution of the Document able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by the Document is made in good faith and for valuable consideration and at the time of each disposition of property by the Company and the Partnership pursuant to the Document the Company will be able to pay its debts and those of the Partnership as they become due from its own moneys or those of the Partnership, as the case may be.

9.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Document are genuine and are those of a person or persons given power to execute the Document on behalf of the Company. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate. The Document conforms in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, has been marked up to indicate all changes to the Document.

10.

The Document was either executed as a single physical document (whether in counterpart or not) in full and final form or, where the Document was executed by or on behalf of any company, body corporate or corporate entity, the relevant signature page was attached to the Document by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

Walkers	Page 7

11.

The Partnership Agreement is the partnership agreement of the Partnership and is in force at the date hereof and each of the parties to the Partnership Agreement has duly executed and delivered the same.

12.

The Partnership Records are complete and accurate and all matters required by law to be recorded therein are completely and accurately so recorded and the Partnership Records include complete copies of all matters required by law to be filed with the Registrar of Exempted Limited Partnerships.

13.

There are no records of the Partnership (other than the Partnership Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Document or which would affect any opinion given herein.

14.	None of the following shall have occurred:

(a)	an event of a type specified in the Partnership Agreement as requiring the Partnership to be wound up and dissolved;

(b)

the passing of a resolution of all the general partners of the Partnership and a two-thirds majority of partners, or as otherwise specified in the Partnership Agreement, requiring the Partnership to be wound up and dissolved;

(c)	the filing with the Registrar of Exempted Limited Partnerships of a notice of dissolution with respect to the Partnership under section 36(2) of the Partnership Law; or

(d)

the service by the Company (or its legal representative) of a notice on all Limited Partners informing them of the commencement of liquidation or bankruptcy proceedings, or the withdrawal, removal or making of a winding up or dissolution order in relation to the last remaining general partner of the Partnership.

15.

No amounts paid to or for the account of any party under the Document or any property received or disposed of by any party to the Document in each case in connection with the performance of the Document or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property as defined in the Proceeds of Crime Law (2020 Revision) (the “POCL”) or terrorist property as defined in the POCL or the Terrorism Law (2018 Revision) (the “Terrorism Law”), each of the Cayman Islands.

16.	The Document does not constitute a security interest for the purposes of all relevant laws other than the laws of the Cayman Islands.

SCHEDULE 3

QUALIFICATIONS

1.

The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Document are of a type which the Courts enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)

enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)

enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)

to the extent that any provision of the Document is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Document that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under the Document would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(i)

the effectiveness of terms in the Document excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Cayman Islands stamp duty will be payable on the Document if it is executed in or brought to the Cayman Islands, or produced before a Court.

3.

A certificate, determination, calculation or designation of any party to the Document as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4.

If any provision of the Document is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

5.

Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Law (2020 Revision) (as amended) of the Cayman Islands (the “Companies Law”), and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be invalid pursuant to section 145(1) of the Companies Law, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of that company. Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a “related party” of the company. A creditor shall be treated as a related party if it has the ability to control the company or exercise significant influence over the company in making financial and operating decisions.

6.

Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable:

(a)	under section 146(2) of the Companies Law at the instance of the company’s official liquidator; and

(b)	under the Fraudulent Dispositions Law, at the instance of a creditor thereby prejudiced,

provided that in either case, no such action may be commenced more than six years after the date of the relevant disposition.

7.

Pursuant to the provisions of section 36(3) of the Partnership Law, sections 145(1) and 146 of the Companies Law apply to the winding-up and dissolution of exempted limited partnerships, and the references in paragraphs 5 and 6 above to a company shall include an exempted limited partnership.

8.

If any business of a company or an exempted limited partnership has been carried on with intent to defraud creditors of the company or the exempted limited partnership (as the case may be) or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company or the exempted limited partnership in such manner are liable to make such contributions, if any, to the company’s assets or the assets of the exempted limited partnership (as the case may be) as the Court thinks proper.

9.

Notwithstanding any purported date of execution in the Document, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Document may provide that it has retrospective effect as between the parties thereto alone.

10.

The obligations of the Company and of the Partnership may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

11.	Under the laws of the Cayman Islands, persons who are not party to the Document have no direct rights or obligations under the Document unless:

(a)	the Document expressly provides in writing that such persons may in their own right enforce a term of the Document under The Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands;

(b)	they are persons acting pursuant to powers contained in a deed poll; or

(c)	they are beneficiaries under properly constituted trusts.

12.

Our opinion as to good standing in relation to the Company is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law. Our opinion as to good standing in relation to the Partnership is based solely on receipt of the Certificate of Good Standing issued by the Registrar of Exempted Limited Partnerships. The Partnership shall be deemed to be in good standing under section 46(3) of the Partnership Law on the date of issue of the certificates if all fees and penalties under the Partnership Law have been paid and the Registrar of Exempted Limited Partnerships has no knowledge that the Partnership is in default under the Partnership Law.

13.

The Court Register may not reveal whether any out of court appointment of a liquidator or a receiver has occurred. The Court Register may not constitute a complete record of the proceedings before the Grand Court as at the Search Time including for the following reasons:

(a)

it may not reveal whether any documents filed subsequently to an originating process by which new causes of action and/or new parties are or may be added (including amended pleadings, counterclaims and third party notices) have been filed with the Grand Court;

(b)

it may not reveal any originating process (including a winding up petition) in respect of the Company and of the Partnership in circumstances where the Court has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise);

(c)	it may not be updated every day;

(d)

documents (including a winding up petition and/or any other originating process) may have been removed from it, or may not have been placed on it, where an order has been made to that effect in a particular cause or matter;

(e)	it may not reveal any orders made ex parte on an urgent basis where the originating process is issued subsequently pursuant to an undertaking given to the Court at the time the order is made; and

(f)

due to restrictions introduced to limit the spread of COVID-19, since 25 March 2020 we have relied on an electronic version of the Court Register made available by the Cayman Islands’ Judicial Administration.

14.	We express no opinion upon any provisions in the Partnership Agreement or the Document which contains a reference to any law or statute that is not a Cayman Islands law or statute.

15.	We express no opinion upon the effectiveness of any clause of the Document which provides that the terms of the Document may only be amended in writing.

16.

All powers of attorney granted by the Company or by the Partnership in the Document which by their terms are expressed to be irrevocable are irrevocable pursuant to the provisions of the Power of Attorney Law only if:

(a)	executed as a deed or under seal by persons authorised to do so; and

(b)	given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.

Where a power of attorney granted by the Company or by the Partnership is expressed to be irrevocable and is given to secure:

(i)	a proprietary interest of the donee of the power; or

(ii)	the performance of an obligation owed to the donee,

then, so long as the donee has that interest or the obligation remains undischarged, the power shall not be revoked:

(i)	by the donor without the consent of the donee; or

(ii)	by the death, incapacity or bankruptcy of the donor, or if the donor is a body corporate by its winding-up or dissolution.

17.

Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

18.

Where a document provides for an exclusive jurisdiction clause submitting to the jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands:

(a)	decline to stay proceedings issued in contravention of such provision; or

(b)	grant leave to serve Cayman Islands proceedings out of the Cayman Islands.

19.	If

(a)

the performance of the Document or the consummation of the transactions contemplated thereby constitutes an arrangement which facilitates the retention or control by or on behalf of another person of terrorist property (as defined in the Terrorism Law) by concealment, by removal from the jurisdiction or by transfer to nominees; or

(b)	any party to the Document:

(i)

by any means directly or indirectly knowingly provides or collects property (as defined under the Terrorism Law) or attempts to do so, with the intention that the property should be used or in the knowledge that it will be used in whole or in part:

(A)	in order to carry out an act of terrorism (as defined under the Terrorism Law);

(B)

by a terrorist (as defined under the Terrorism Law) to facilitate the first-mentioned person’s activities related to acts of terrorism or membership in a terrorist organisation (as defined under the Terrorism Law); or

(C)	by a terrorist organisation;

(ii)	uses property for the purposes of terrorism;

(iii)

possesses property and intends that it should be used, or has reasonable cause to suspect that it may be used, for the purposes of the financing of acts of terrorism, terrorists or terrorist organisations;

(iv)

possesses or acquires property which that person knows or has reasonable cause to suspect has been used, directly or indirectly, in the commission of the financing of acts of terrorism, terrorists or terrorist organisations;

(v)	acquires property as a result of or in connection with acts of terrorism; or

(vi)

enters into or becomes concerned in an arrangement as a result of which terrorist property is made available or is to be made available to another and knows or has reasonable cause to suspect that property will or may be used for the purposes of the financing of acts of terrorism, terrorists or terrorist organisations, then an offence may be committed under the Terrorism Law.

20.	We express no opinion on and our opinions are subject to the effect, if any, of any provisions of the Document that relies upon financial or numerical computation.

21.

The Company and/or the Partnership may be required to submit (or to cause to be submitted) one or more notifications and report to the Cayman Islands Department for International Tax Cooperation to ensure compliance with any obligations the Partnership may have under the laws of the Cayman Islands relating to the automatic exchange of financial account information.

To:

[●]

[●]1

as Underwriters under the Underwriting Agreement (as defined below)

(the Addresses)

Luxembourg, [●] September 2020

RE: ADVENT INTERNATIONAL – SYNEOS HEALTH Inc

Dear Sirs,

We have acted as legal advisers as to Luxembourg law (as defined below), in connection with the entry into the Transaction Documents (as defined below) by ADVENT INTERNATIONAL GPE VIII-C, L.P., a common limited partnership (société en commandite simple) formed and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 2-4, rue Beck, L-1222 Luxembourg and registered with the Luxembourg Trade and Companies Register (le Registre de Commerce et des Sociétés de et à Luxembourg) (the “RCS”) under number B 229.830 (the “Partnership”) acting through and represented by its general partner, GPE VIII GP, S.à r.l., a private limited liability (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2-4, rue Beck, L-1222 Luxembourg and registered with the RCS under number B 229.302 (the “GP”).

1.	We have been asked to provide a legal opinion in respect of the entry by the Partnership and the GP into the Transaction Documents (as defined below).

2.

We have examined electronic (PDF) copies of the executed documents set out in Part A of the Schedule attached hereto (the “Transaction Documents”) and such other documents as we have deemed useful, specifically those set out in Part B of the Schedule attached hereto.

Capitalised terms not otherwise defined herein or in the Schedule attached hereto shall have the meaning ascribed to them in the Transaction Documents.

3.

This opinion is confined to matters of Luxembourg law (as defined below). Accordingly, we express no opinion with regard to any system of law other than the laws of the Grand Duchy of Luxembourg (“Luxembourg”) as they stand as of the date hereof and as such laws were as of the date hereof interpreted in published case law of the courts of Luxembourg (“Luxembourg law”) or, to the extent this opinion concerns documents executed prior to this date, the date of their execution and the period to date. In particular:

(a)	we express no opinion (i) on public international law or on the rules of or promulgated under any treaty or by any treaty organisation (except rules implemented into Luxembourg law or

[1]	Identity to be confirmed

directly applicable in Luxembourg) or on any tax laws or regulations of any jurisdiction (including Luxembourg) or on the tax consequences of the transactions contemplated by the Transaction Documents, other than the opinions expressed in paragraph 5 (h) (ii) that the future or continued performance of a party’s obligations or the consummation of the transactions contemplated by the Transaction Documents will not contravene Luxembourg law, its application or interpretation in each case to the extent that such laws, their application or interpretation, are altered in the future, and (iii) with regard to the effect of any systems of law (other than Luxembourg law) even in cases where, under Luxembourg law, any foreign law should be applied, and we therefore assume that any applicable law (other than Luxembourg law) would not affect or qualify the opinions as set out below;

(b)

we express no opinion as to the correctness of any representation given by any of the parties (express or implied) under or by virtue of the Transaction Documents save if and insofar as the matters represented are the subject matter of a specific opinion herein;

(c)

we have not been responsible for investigating or verifying the accuracy of the facts (or statements of foreign law) or the reasonableness of any statements of opinion or intention contained in any documents (other than this opinion), or for verifying that no material facts or provisions have been omitted therefrom, save in so far as any such matter is the subject matter of a specific opinion herein;

(d)

Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This opinion may, therefore, only be relied on upon the express condition that any issues of the interpretation or liability arising thereunder will be governed by Luxembourg law and be brought before a court in Luxembourg;

(e)	we express no opinion on the validity and enforceability of any document; and

(f)

no obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect.

4.	For the purpose of this opinion we have assumed:

(a)

that all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same; all documents reviewed by us as facsimile, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same; that the signatories of the GP, acting in its own capacity and on behalf of the Partnership, whose signature was electronically stamped on the Transaction Documents and/or Board Minutes have either done so themselves or have given their express consent to their signature being electronically stamped on the Transaction Documents and/or Minutes, in each case with the intent to sign the Transaction Documents and/or Board Minutes, and that such persons will manually sign the Transaction Documents and/or Board Minutes in due course;

(a)

that the information contained in the Extracts and the Certificates (both terms as defined in Part B of the Schedule attached hereto) is true, accurate, complete, up-to-date and correct at the date hereof;

(b)

that the Corporate Documents (as defined in Part B of the Schedule attached hereto) are up-to-date and have not been rescinded, amended, revoked, declared null and void or superseded in any respect and are in full force and effect at the date hereof; and that the Partnership Agreement have been executed in, at least, two originals.

(c)

that, with respect to the Partnership, all authorisations and consents which may be required under any laws (other than Luxembourg laws) in connection with the execution, delivery and performance of the Transaction Documents have been obtained;

(d)

the accuracy of the representations and warranties as to facts made in the Transaction Documents and Corporate Documents by the Partnership (to the extent such representation or warranty relates to factual matters and legal matters other than those covered in this legal opinion);

(e)

that the place of the central administration (siège de l’administration centrale) of the Partnership for the purposes of the Luxembourg law of 10 August 1915 on commercial companies, as amended, coincides and will coincide with its respective registered office (siège statutaire), i.e., it is and will remain in Luxembourg;

(f)

that, as of the day hereof, the Partnership is not, and do not threaten to meet the criteria for becoming, subject to bankruptcy (faillite), insolvency, moratorium, controlled management (gestion contrôlée), suspension of payments (sursis de paiement), court ordered liquidation or reorganisation or any similar procedure affecting the rights of creditors generally (“Insolvency Proceedings”) and that they will not become subject to Insolvency Proceedings as a consequence of entering into the Transaction Document in any relevant jurisdiction;

(g)	that, the entry into, the execution of and the performance under the Transaction Documents are in the corporate interest of the Partnership and the GP; and

(h)

that, there are no provisions of the laws of any other country or jurisdiction outside Luxembourg which would have any implications for the opinions expressed herein and, insofar as the laws of any other country or jurisdiction outside Luxembourg may be relevant, such laws have been and will be complied with.

5.	On the basis of such assumptions and subject to the qualifications set out below, we are of the opinion that:

(a)

The Partnership is validly created and in good standing under Luxembourg law as common limited partnership (société en commandite simple) for an unlimited duration, (as defined under the Partnership Agreement), with power to enter into transactions, acting through and represented by the GP, consistent with its corporate object. The Partnership, acting through and represented by the GP, has the capacity to sue and to be sued;

(b)

The GP is validly created and in good standing under Luxembourg law as a private limited liability company (société à responsabilité limitée) for an unlimited duration, with power to enter into transactions consistent with its corporate object. The GP has the capacity to sue and to be sued;

(c)	none of the following judicial decisions (“Judicial Insolvency Decisions”) have been recorded with the RCS with respect to the Partnership and the GP: (i) judgments or court orders declaring bankruptcy (faillite), (ii) judgments or court orders approving voluntary arrangements with creditors (concordat préventif de faillite), (iii) court orders pronouncing a suspension of payments (sursis de paiement), (iv) judicial decisions regarding controlled management (gestion contrôlée), (v) judicial decisions pronouncing dissolution or deciding on liquidation, and (vi) judicial decisions regarding the appointment or termination of an interim administrator (administrateur provisoire) or receiver (séquestre) to the Partnership or the GP;

(d)

the Partnership, acting through and represented by the GP, and the GP have the corporate power to execute, deliver and perform their obligations under the Transaction Documents to and have taken all necessary corporate action, and no other action is required to be taken, to authorise the execution, delivery and performance of the Transaction Documents;

(e)	the Transaction Documents have been duly and validly executed by the Partnership, acting through and represented by the GP, and the GP as applicable;

(f)	neither:

(i)	the execution by the Partnership and the GP of the Transaction Documents; nor

(ii)	any of the obligations expressed to be assumed by the Partnership and the GP in the Transaction Documents, nor the performance of their obligations thereof,

(a) violates or conflicts with any provision of their respective Partnership Agreement or the Articles or (b) violates or conflicts with any existing applicable law, statute, rule and regulation, to which the Partnership and the GP are subject in Luxembourg;

(g)

no authorisations, approvals or consents of governmental, judicial or public authorities of Luxembourg are required under Luxembourg law in connection with the entry by the Partnership and the GP into the Transaction Documents or the exercise of the rights and the performance by the Partnership and the GP of their obligations thereunder,

(h)

no stamp, registration, documentary or similar tax, duty or charge imposed by any governmental department or other taxing authority in Luxembourg is payable in connection with the execution, delivery or enforcement of the Transaction Documents,

(i)

no further action is required to be taken by the Partnership and the GP (including, without limitation, any filings, registrations, notarisation or corporate approvals) as a matter of Luxembourg law or pursuant to the respective Articles for or in connection with the execution of the Transaction Documents and the exercise of the rights and the performance by the Partnership and the GP of their respective obligations thereunder,

(j)

the choice of the laws of the State of New York to govern the Transaction Documents will be recognised and applied by the Luxembourg courts, in accordance with and subject to the provisions of the Regulation (EC) No 593/2008 of the European Parliament and the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I) (the “Rome I Regulation”). The choice of the laws to govern any non-contractual obligations arising out of, or in connection with the Transaction Documents will be recognised and applied by the Luxembourg courts, in accordance with and subject to the provisions of the the Regulation (EC) N° 864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”);

(k)

a final judgment obtained in the Courts of the State of New York or in a federal court of the United States of America, sitting in the Borough of Manhattan (including any judgment expressed in a currency other than Euro) will be recognised and enforced by the courts of Luxembourg in accordance with general provisions of Luxembourg procedural law for the enforcement of foreign judgments originating from countries which are not bound by the Regulation (EU) N° 1215/2012 of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast) (the “Brussels Regulation”) or which are not signatories to the Brussels Regulation or the Lugano convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters of 30 October 2007. Pursuant to such rules, an enforceable judgment rendered by any Courts of New York (a “New York Judgment”) would not directly be enforceable in Luxembourg. However, a party who obtains a New York Judgment may initiate enforcement proceedings in Luxembourg (exequatur), by requesting the enforcement of New York Judgment from the District Court (Tribunal d’Arrondissement), pursuant to Section 678 of the Luxembourg New Code of Civil Procedure. The District Court will authorise the enforcement in Luxembourg of the New York Judgment without re-examination of the merits, if it is satisfied that the following conditions are met:

●	the New York Judgment must be enforceable (exécutoire) in the country of origin;

●	the Courts of New York must have had jurisdiction both according to their own laws and to the Luxembourg conflict of jurisdictions rules;

●	the foreign procedure must have been regular in light of the laws of the country of origin;

●	the New York Judgment may not violate the rights of defence;

●

the Courts of New York must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the New York Judgment must not contravene the principles underlying these rules;

●

the considerations of the New York Judgment as well as the judgment as such may not contravene Luxembourg international public order or must not have been given in proceedings of a tax or criminal nature; and

●	the New York Judgment may not have been rendered subsequent to an evasion of Luxembourg Law (fraude à la loi);

(l)	the submission to the jurisdiction of the courts of New York by the Partnership in the Transaction Documents is legal, valid, binding and irrevocable and will be upheld by the Luxembourg courts.

6.

The opinion expressed in section 5(c) above is subject to the qualification that the Certificates only confirm whether or not a Judicial Insolvency Decision in respect of the Partnership, has been registered with the RCS on the day immediately preceding the date of the Certificates, but not whether judicial proceedings that may lead to a Judicial Insolvency Decision have been opened or a Judicial Insolvency Decision has been taken as of that date. The registration of a Judicial Insolvency Decision pursuant to the RCS Law (as defined in Part B of the Schedule attached hereto), must be initiated by the legally designated persons, at the latest within one month of the date of such decision. As a consequence (i) a delay may exist between the moment a Judicial Insolvency Decision has been rendered and is effective and the registration thereof in the RCS, and (ii) it cannot be excluded that no registration has occurred in the RCS within the period of one month if the request for registration has not been made by the relevant person(s); therefore the Certificates are not conclusive as to the existence or not of Judicial Insolvency Decisions.

7.

This opinion is addressed to the Addressees solely for their benefit in connection with the Transaction Documents. It is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the Transaction Documents or otherwise, even if referred to herein. It is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent, except that this opinion may be disclosed without our prior written consent: (1) where required by law, legal process, regulation, court order or any governmental or regulatory authority or governmental agency; (2) in connection with any actual or potential legal or regulatory proceedings, claim, dispute or investigation related to or connected with the transactions contemplated by the Transaction Documents or to establish a due diligence defiance; (3) to your respective advisers and affiliates (as defined in the Underwriting Agreement); (4) to your insurers in connection with any claim, provided that this opinion may not be relied on by any such person to whom it is disclosed; (5) in any compilation of the Transaction Documents; and/or (6) in any communication between any of the addresses, prepared by the addresses.

8.	This opinion is governed by Luxembourg law and subject to the exclusive jurisdiction of the Luxembourg courts.

Yours faithfully,

BONN STEICHEN & PARTNERS

BY: LINDA HARROCH*

*	The undersigned is acting as representative of BSP S.à r.l., the general partner and manager of Bonn Steichen & Partners.

SCHEDULE

PART A

1.

A New York law governed underwriting agreement dated [●] September 2020 signed, among others, by the Partnership as Selling Stockholder, Syneos Health Inc and the Underwriters as defined therein (the “Underwriting Agreement”);

2.	A New York law governed lock-up agreement dated [●] September 2020 signed, among others, by the Partnership and [●] (the “Lock-Up Agreement”)[2].

The documents abovementioned documents between paragraphs 1 and 2 (inclusive) will collectively be referred to as “Transaction Documents”.

PART B

1.	A copy of the executed amended and restated limited partnership agreement in respect of Partnership dated 30 November 2018 (the “Partnership Agreement”).

2.	A copy of the articles of association of the GP (the “Articles”).

3.

A copy of the minutes of a meeting of the board of managers of the GP, acting in its own capacity and as managing general partner (associé gérant commandité) of the Partnership, dated [●] September 2020, setting out the resolutions approving the entry by Partnership into the Transaction Documents, as applicable (the “Board Minutes”) and together with the Partnership Agreement and the Articles, the “Corporate Documents”).

4.

Electronic negative certificates (certificats négatifs) issued by the RCS in respect of the Partnership and the GP dated [●] September 2020 stating that as of [●] September 2020, no Judicial Insolvency Decision has been registered with the RCS pursuant to article 13, items 2 to 12 and 14 of the Luxembourg law dated 19 December 2002 relating to the RCS as well as the accounting and the annual accounts of Partnerships, as amended (the “RCS Law”) (the “Certificates”).

5.	Electronic extracts from the RCS in respect of each of the Partnership and the GP dated [●] September 2020 (the “Extracts”).

[2]	Description to be adjusted upon receipt of almost final draft.

ANNEX IV

[FORM OF LOCK-UP AGREEMENT]

Syneos Health, Inc.

Lock-Up Agreement

        , 2020

[●]

Re: Syneos Health, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Syneos Health, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to the Underwriting Agreement providing for a public offering of shares of Class A Common Stock, par value $0.01 (the “Stock”) of the Company (the “Shares”) pursuant to the Registration Statement on Form S-3 (No. 333-228559) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The undersigned further confirms that neither the undersigned, nor any affiliate controlled by the undersigned, is a party to, as of the date hereof, a transaction that would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Stockholder Lock-Up Period.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts;

(ii) to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned;

(iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv) to any immediate family member or other dependent;

(v) as a distribution to limited partners, members or stockholders of the undersigned;

(vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above;

(viii) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the Undersigned’s ownership of Shares; provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Stock, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency;

(ix) to the Company or its affiliates upon death, disability or termination of employment, in each case, of the Undersigned;

(x) to the Company or its affiliates (A) deemed to occur upon the cashless exercise of options or (B) for the primary purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Stock under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the Registration Statement; provided that in the case of any transfer or distribution pursuant this clause, except as a result of the vesting of Stock under restricted stock units or restricted stock awards, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5), reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Stockholder Lock-Up Period;

(xi) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering;

(xii) pursuant to a bona fide third party tender offer, merger, consolidation, stock exchange or similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Stock involving a Change of Control (as defined below) of the Company; provided that if any such tender offer, merger, consolidation, stock exchange or similar transaction is not consummated, such Undersigned’s Shares shall remain subject to this agreement; or

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(xiii) with the prior written consent of [●];

provided that, (1) in the case of each transfer or distribution pursuant to clauses (i) through (vii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) in the case of each transfer or distribution pursuant to clauses (v) through (vii) above, shall not involve a disposition for value and (3) in the case of each transfer or distribution pursuance to clauses (i), (iii) through (vi) and (xi) above, no filing under Section 16(a) of the Exchange Act (other than a filing on Form 5) reporting a reduction in beneficial ownership of shares of Stock, shall be required or shall be voluntarily made during the Stockholder Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the voting power of the Company’s capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting power of the Company’s capital stock (or of the surviving entity).

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (xiii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to: (a) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; (b) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”) existing on the date hereof; or (c) the establishment of a 10b5-1 Plan; provided that no transfers occur under such plan during such Stockholder Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Stockholder Lock-Up Period.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) the date the Registration Statement filed with the SEC with respect to the offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iii) September 30, 2020, if the offering is not completed by such date.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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